As filed with the Securities and Exchange Commission on June 11, 2021

Registration No. 333- 256764

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment No.1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Jupiter Wellness, Inc.

 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
2844		82-2455880
(Primary Standard Industrial Classification Code Number)		(I.R.S. Employer Identification Number)

725 N. Hwy A1A, Suite C-106

Jupiter, FL 33477

Tel: (561) 244-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian S. John

Chief Executive Officer

Jupiter Wellness, Inc.

725 N. Hwy A1A, Suite C-106

Jupiter, FL 33477

Tel: (561) 244-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Gregory Sichenzia, Esq.
Arthur S. Marcus, Esq.
Mayank Pradhan, Esq.
Sichenzia Ross Ference LLP
1185 Avenue of the Americas, 37 FL
New York, NY 10036
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

As soon as practicable after this registration statement becomes effective.

Approximate date of commencement of proposed sale to the public

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, no par value, underlying Notes	525,001	$4.54	$2,383,504	$260.04
Common Stock, no par value, underlying Warrants	525,001	$6.00	$3,150,006	$343.66
Total:		$10.54	$5,533,510	$603.70

(1)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act on the basis of the maximum aggregate offering price of all of the securities to be registered.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE. This Registration Statement Amendment No. 1 on Form S-1 (File No. 333- 256764) is being filed solely for the purpose of filing Exhibit 5.1, and no changes or additions are being made hereby to the prospectus which forms a part of the Registration Statement. Accordingly, the prospectus and other parts of the Registration Statement have been omitted from this filing.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated by reference herein.

(b) All financial statement schedules have been omitted, since the required information is not applicable or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements and notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jupiter, State of Florida on the 11th day of June, 2021.

JUPITER WELLNESS, INC. (Registrant)

By:	/s/ Brian S. John
Name:	Brian S. John
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian S. John and Richard Miller, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments) to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any other regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Brian S. John	Chief Executive Officer (Principal Executive Officer) and Director	June 11, 2021
Brian S. John

*	Chief Financial Officer (Principal Financial Officer)	June 11, 2021
Douglas McKinnon

/s/ Richard Miller	Chief Operating Officer and Director	June 11, 2021
Richard Miller

*	Director	June 11, 2021
Nancy Torres Kaufman

*	Chairman and Head of Research and Development	June 11, 2021
Glynn Wilson

*	Director	June 11, 2021
Dr. Hector Alila

*	Director	June 11, 2021
Christopher Melton

*	Director	June 11, 2021
Byron Young

 * Signed by Brian S. John and Richard Miller pursuant to the power of attorney signed by each individual and previously filed with this Registration Statement on June 4, 2021.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 2.1 to Jupiter Wellness, Inc.’s Form 1-A filed with the Securities and Exchange Commission on June 21, 2019.**
3.2	Bylaws, incorporated herein by reference to Exhibit 2.2 to Jupiter Wellness, Inc.’s Form 1-A filed with the Securities and Exchange Commission on June 21, 2019.**
3.3	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement filed with the SEC on July 14, 2020.**
3.4	Certificate of Amendment of Certificate of Incorporation, incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement filed with the SEC on June 17, 2020.**
3.5	Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.5 of the Company’s Registration Statement filed with the SEC on June 17, 2020.**
4.1	Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement filed with the SEC on July 14, 2020.**
4.2	Representative’s Warrant, incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement filed with the SEC on June 17, 2020.**
4.3	Form of Warrant included in Unit, incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement filed with the SEC on June 17, 2020.**
4.4	Form of Warrant Agent Agreement, incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement filed with the SEC on June 17, 2020.**
4.5	Form of Common Stock Purchase Warrant, incorporated by reference to Exhibit 10.2 of the Company’s Current Report filed with the SEC on May 13, 2021.**
4.6	Form of Convertible Promissory Note, incorporated by reference to Exhibit 10.3 of the Company’s Current Report filed with the SEC on May 13, 2021.**
5.1	Opinion of Sichenzia Ross Ference LLP
10.1	Common Stock and Warrant Subscription Agreement, incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement filed with the SEC on July 14, 2020.**
10.2	Independent Director’s Contract between the Company and Dr. Hector Alila, dated February 25, 2019, incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement filed with the SEC on July 14, 2020.**
10.3	Independent Director’s Contract between the Company and Timothy G. Glynn, dated March 13, 2019, incorporated by reference to Exhibit 10.3 of the Company’s Registration Statement filed with the SEC on July 14, 2020. **
10.4	Independent Director’s Contract between the Company and Christopher Melton, dated July 29, 2019, incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement filed with the SEC on July 14, 2020).**
10.5	Employment Agreement with Douglas O. McKinnon, dated August 5, 2019, incorporated by reference to Exhibit 10.5 of the Company’s Registration Statement filed with the SEC on July 14, 2020). **
10.6	Form of Regulation A Subscription Agreement, incorporated herein by reference to Exhibit 4.1 to Jupiter Wellness, Inc.’s Form 1-A/A filed with the Securities and Exchange Commission on August 19, 2019.**
10.7	Employment Agreement with Dr. Glynn Wilson, dated October 15, 2019, incorporated by reference to Exhibit 10.7 of the Company’s Registration Statement filed with the SEC on July 14, 2020.**
10.8	Employment Agreement with Brian John, dated February 1, 2020, incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement filed with the SEC on June 17, 2020.**
10.9	Employment Agreement with Richard Miller, dated February 1, 2020, incorporated by reference to Exhibit 10.9 of the Company’s Registration Statement filed with the SEC on June 17, 2020.**
10.10	2020 Equity Incentive Plan, incorporated by reference to Exhibit 10.10 of the Company’s Registration Statement filed with the SEC on June 17, 2020.**
10.11	Confidential Membership Interest Purchase Agreement dated February 20, 2020 by and between Jupiter Wellness, Inc., Magical Beasts LLC. and Krista Whitley, incorporated by reference to Exhibit 10.11 of the Company’s Registration Statement filed with the SEC on June 17, 2020.**
10.12	Sales Distribution Agreement dated February 20, 2020 between Jupiter Wellness Inc. and Ayako Holdings, Inc., incorporated by reference to Exhibit 10.12 of the Company’s Registration Statement filed with the SEC on June 17, 2020.**
10.13	Distribution Agreement, dated November 5, 2020, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 9, 2020.**
10.14	Endorsement Agreement, dated November 10, 2020, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 19, 2020.**
10.15	Share Exchange Agreement, dated November 30, 2020, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on December 3, 2020.**
10.16	Independent Director’s Agreement, dated January 20, 2021, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on January 26, 2021.**
10.17	Omnibus Amendment dated January 25, 2021, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on January 29, 2021.**
10.18	First Amendment to Common Stock Option Agreement dated January 25, 2021, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on January 29, 2021.**
10.19	Employment Agreement dated as of January 20, 2021, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 3, 2021.**
10.20	Form of Loan Agreement, incorporated by reference to Exhibit 10.1 of the Company’s Current Report filed with the SEC on May 13, 2021.**
14.1	Code of Ethics, incorporated by reference to Exhibit 14.1 of the Company’s Registration Statement filed with the SEC on July 14, 2020.**
14.2	Corporate Governance Guidelines, incorporated by reference to Exhibit 14.2 of the Company’s Registration Statement filed with the SEC on July 14, 2020.**
23.1	Consent of M&K CPAS PLLC, an independent registered public accounting firm **
23.3	Consent of Sichenzia Ross Ference LLP (included in exhibit 5.1)*
24.1	Power of Attorney (included in signature page to this registration statement)**

*	Filled herewith
**	Previously filed